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                             WOODS, OVIATT, GILMAN,
                             STURMAN & CLARKE, LLP
                               44 Exchange Street
                           Rochester, New York 14614
                           Telephone: (716) 454-5370

                                 April 3, 1998

Omega Protein Corporation
1717 S & James
Suite 550
Houston, TX 77056

Gentlemen:

     We have acted as counsel to Omega Protein Corporation, a Nevada corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Abbreviated Registration Statement"), under the Securities Act of 1933, as amended (the "Act") for the registration of 500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") held by Zapata Corporation ("Zapata") and up to an additional 75,000 shares of Common Stock subject to an option granted by Zapata to Prudential Securities Incorporated and Deutsche Morgan Grenfell, Inc., as representative of the underwriters (the "Representative"), exercisable within thirty (30) days after the effective date of the Registration Statement, to cover over-allotments. The Abbreviated Registration Statement relates to the same class of securities registered pursuant to the Company's Registration Statement on Form S-1 (No. 333-44967) declared effective at 3:00 p.m. on April 2, 1998 (the "Initial Registration Statement").

     The Abbreviated Registration Statement, together with the Initial Registration Statement (collectively, the "Registration Statement") relate to the proposed sale in a public offering by the Company of an aggregate of 4,000,000 shares Common Stock and by Zapata of an aggregate of 4,500,000 shares of Common Stock. The Registration Statement also relates to the proposed sale by the Company of an aggregate of up to an additional 600,000 shares of Common Stock subject by the Company and 675,000 shares of Common Stock by Zapata pursuant to the over-allotment options granted to the underwriters by the Company and Zapata, respectively. All such shares of Common Stock are hereinafter referred to as the "Shares." The Shares to be sold by the Company are referred to as the Company's shares and the Shares to be sold by Zapata are referred to as the Selling Stockholder Shares.

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Omega Protein Corporation
April 2, 1998
Page 2

     In connection with this opinion, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company's Articles of Incorporation, and By-Laws filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement, (ii) the form of Underwriting Agreement, among the Company, Zapata and the Representatives filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"), (iii) the proceedings of the Company's Board of Directors, (iv) the Long Form Certificate of Corporate Existence for the Company issued by the Nevada Secretary of State dated March 31, 1998, (v) form of stock certificate evidencing the Selling Stockholder Shares. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to the various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company. We have further assumed that all documents examined by us in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that we have examined.

     Based upon the foregoing, we are of the opinion that: (i) the Shares have been duly authorized, (ii) the Selling Stockholder Shares have been validly issued, are fully paid and non-assessable, and (iii) the Company Shares when issued and delivered by the Company against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

     We are members of the Bar of the State of New York and do not opine on any laws except for the State of New York, federal laws and the corporate laws of the State of Nevada. Insofar as any of our opinions herein relate to Nevada corporate law, those opinions are based solely on the opinions of Marshall, Hill, Cassas & de Lipkau delivered to us on this date relating to such matters and is subject to the qualifications and limitations stated therein.

                               Very truly yours,

                  WOODS, OVIATT, GILMAN, STURMAN, & CLARKE LLP

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